Exhibit 10.1

PATHMARK STORES, INC.

June 8, 2006

Restricted Stock Unit Grant Notice

Dear :

Pathmark Stores, Inc. (the “Company”), pursuant to the Company's Amended and Restated 2000 Non-Employee Directors Equity Plan (the “Plan”), hereby grants to Participant a Restricted Stock Unit representing the number of shares of Common Stock set forth below. This Restricted Stock Unit is subject to all of the terms and conditions as set forth herein, in the Plan and in the attached Terms and Conditions. The attached Terms and Conditions, together with this Grant Notice, form the Award Agreement.

Participant:
Date of Award:
Number of Shares of Common Stock Subject to Restricted Stock Unit:

Vesting Schedule:

Subject to the other terms and conditions of the Plan and the Award Agreement, the Restricted Stock Unit will vest as to the number of shares of Common Stock on the dates indicated below; provided that the Participant continues to serve as a member of the Board on each such date:

(1)

An initial 33% of the shares of Common Stock subject to the Restricted Stock Unit on the first anniversary of the Date of Award (or, if earlier, the date of the annual meeting of the Company’s stockholders that occurs in the first calendar year following the Date of the Award);

(2)

An additional 33% of the shares of Common Stock on the second anniversary of the Date of Award (or, if earlier, the date of the annual meeting of the Company’s stockholders that occurs in the second calendar year following the Date of the Award); and

(3)

The remaining unvested shares of Common Stock on the third anniversary of the Date of Award (or, if earlier, the date of the annual meeting of the Company’s stockholders that occurs in the third calendar year following the Date of the Award).

Please indicate your acceptance of the foregoing by signing and dating where indicated below.

Sincerely,

Marc A. Strassler

Senior Vice President,

Secretary and General Counsel

Accepted and Agreed:

Date

PATHMARK STORES, INC. AMENDED AND RESTATED

2000 NON-EMPLOYEE DIRECTORS EQUITY PLAN

RESTRICTED STOCK UNIT TERMS AND CONDITIONS

Pursuant to the Restricted Stock Unit Grant Notice (“Grant Notice”) and these Terms and Conditions, Pathmark Stores, Inc. (the ”Company”) has granted you, as of the “Date of Award” set forth in the Grant Notice, a Restricted Stock Unit under its Amended and Restated 2000 Non-Employee Directors Equity Plan (the ”Plan”) representing the number of shares of the Company's Common Stock indicated in the Grant Notice.

The Grant Notice and these Terms and Conditions form the Award Agreement and all references to the Award Agreement shall be considered to include the Grant Notice and these Terms and Conditions. Defined terms not explicitly defined in the Award Agreement but defined in the Plan shall have the same definitions as in the Plan. As used in the Award Agreement, the terms “you” and “your” refer to the Participant identified in the Grant Notice.

The details of your Restricted Stock Unit are as follows:

1.            VESTING; ACCELERATED VESTING. Subject to the other terms and conditions of the Plan and the Award Agreement, your Restricted Stock Unit will vest as provided in the Grant Notice. Upon the termination of your service on the Board, the unvested portion of any outstanding Restricted Stock Unit held by you shall lapse and become void. Notwithstanding the preceding two sentences, your Restricted Stock Unit will be fully vested upon the earlier to occur of (a) termination of your service on the Board by reason of death or Permanent Disability or (b) a Change in Control.

2.            SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, the shares of Common Stock issuable upon vesting of your Restricted Stock Unit may not be issued unless such shares are then registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or, if such shares are not then so registered, the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The issuance of such shares must also comply with other applicable laws and regulations governing your Restricted Stock Unit, and such shares may not be issued if the Company determines that the issuance would not be in material compliance with such laws and regulations.

3.            TRANSFERABILITY. Your Restricted Stock Unit is not transferable, except by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer thereof for no consideration to your family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, “Permitted Transferees”). If the Restricted Stock Unit is transferred to a Permitted Transferee, it shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee.

Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall be entitled to receive the shares issuable pursuant to your Restricted Stock Unit.

4.            RESTRICTED STOCK UNIT NOT A SERVICE CONTRACT. Your Restricted Stock Unit is not an employment or service contract, and nothing in your Restricted Stock Unit shall be deemed to create in any way whatsoever any obligation on your part to continue as a director of the Company or of the Company to continue your directorship. In addition, nothing in your Restricted Stock Unit shall obligate the Company or any of its subsidiaries, their respective shareholders, the Board, officers or employees to continue any relationship that you might have as a director, advisor or consultant for the Company or subsidiary.

5.            WITHHOLDING OBLIGATIONS. You may satisfy any applicable tax withholding obligation relating to the vesting of or the acquisition of Common Stock under your Restricted Stock Unit by any of the following means (in addition to the right of the Company or any of subsidiaries to withhold from any compensation it paid to you) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares from the shares of Common Stock otherwise deliverable to you as a result of the vesting of your Restricted Stock Unit; or (c) delivering to the Company owned and unencumbered shares of Common Stock that you have owned for at least six months prior to such delivery.

6.            NOTICES. Any notices provided for you in your Restricted Stock Unit or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices sent by the Company to you, if sent by registered or certified mail and addressed to you at the last address you provided to the Company.

7.            PLAN DOCUMENT CONTROLS. Your Restricted Stock Unit is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Restricted Stock Unit, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Restricted Stock Unit and those of the Plan, the provisions of the Plan shall control.

8.            SECTION 409A. Your Restricted Stock Unit is intended to satisfy the requirements of Section 409A of the Code, to the extent subject thereto, and shall be interpreted and administered consistent with such intent. If any provision of the Plan or the Award Agreement does not satisfy any such requirement, or could otherwise cause you to recognize income under Section 409A of the Code, such provision shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the requirements of Section 409A of the Code and, notwithstanding any provision in the Plan or the Award Agreement to the contrary, the Committee shall have broad authority to amend the Award Agreement, without your approval, to the extent necessary or desirable to ensure that you are not subject to interest or taxes under Section 409A of the Code.

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